Exhibit 5.1

May 19, 2017

ANI Pharmaceuticals, Inc.

210 Main Street West

Baudette, Minnesota

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel ANI Pharmaceuticals, Inc., a corporation organized under the laws of the State of Delaware (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act") of the issuance from time to time of 800,000 shares (the "Shares") of the Company's common stock, par value $0. 0001 per share (the "Common Stock"), pursuant to the Company's Fifth Amended and Restated 2008 Stock Incentive Plan, as amended (the "2008 Plan") on a Registration Statement on Form S-8 being filed on the date hereof by the Company with the U.S Securities and Exchange Commission (the "Commission") under the Securities Act (such registration statement, as it may be amended, the "Registration Statement").

We are delivering this opinion to you in accordance with your request and in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

In connection with rendering this opinion, we have examined originals, certified copies or copies otherwise identified as being true copies of the following:

1.	the Registration Statement;

2.	the Articles of Incorporation of the Company, as amended and restated to date;

3.	the By-Laws of the Company, as amended and restated to date;

4.	the 2008 Plan;

5.	corporate proceedings of the Company relating to its proposed issuance of the Shares; and

6.	such other instruments and documents as we have deemed relevant or necessary in connection with our opinions set forth herein.

Based on the foregoing, and in reliance thereon, we are of the opinion, having due regard for such legal considerations as we deem relevant, that the Shares, when issued and paid for in accordance with the terms of the 2008 Plan, will be validly issued, fully paid and non-assessable.

This opinion is solely for your benefit and may not be furnished to, or relied upon by, any other person or entity without the express prior written consent of the undersigned, however, we hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement. We do not, by giving such consent, admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Very truly yours, /s/ Dentons US LLP Dentons US LLP